Exhibit 4(b)

                                OFFICERS' CERTIFICATE


                         (Under Section 301 of the Indenture
                          referred to herein of The Montana
                                    Power Company)


               Pursuant to Section 301 of the Indenture, dated as of December 1, 1989 (the "Indenture"), of The Montana Power Company (the "Company") to Citibank, N.A., as trustee (the "Trustee"), and pursuant to the resolutions of the Company's Board of Directors, dated October 22, 1996, we, P.K. Merrell and E. M. Senechal, Corporate Secretary and Treasurer, respectively, of the Company do hereby certify that:

               1. The Company's Medium-Term Notes, Series B (the "Notes"), heretofore established by the Board of Directors shall be in substantially the form set forth in Exhibit 1 hereto and shall have the following terms and characteristics (the lettered clauses set forth below corresponding to the lettered subsections of Section 301 of the Indenture, with terms used and not defined herein having the meaning specified in the Indenture):

                         (a) the title of the Securities of such series shall be "Medium-Term Notes, Series B";

                         (b) the aggregate principal amount of Notes which may be authenticated and delivered under the Indenture shall be unlimited;

                         (c)  not applicable;

                         (d) (i) the date or dates on which the principal of the Notes shall be payable shall be determined by the officers of the Company and communicated to the Trustee by Company Order or determined by the officers of the Company and communicated to the Trustee in accordance with procedures specified in a Company Order; provided, however, that no Note shall have a term of less than nine months or more than 40 years and (ii) the principal of the Notes shall be paid at maturity or upon redemption or repayment at the request of the Holder, at the office or agency of the Company maintained for such purpose in the City of New York in immediately available funds upon presentation of the Note;

                         (e) the rate or rates at which the Notes, or any Tranche thereof, shall bear interest shall be determined by the officers of the Company and communicated to the Trustee by Company Order, or determined by the officers of the Company and communicated to the Trustee in accordance with procedures specified in a Company Order; interest shall accrue on any Note from the date of original issue or from the last date to which interest has been paid or duly provided for; the payment of interest on the Notes, except at maturity or upon redemption or repayment at the request of the Holder, will be made at the office or agency of the Company maintained for such purpose in The City of New York or, at the option of the Company, by checks mailed to the Holders of the Notes at the addresses shown in the Security Register as of the close of business on the Regular Record Date; provided, however, that, if the original issue date of a Note is after the Regular Record Date and before the corresponding Interest Payment Date, interest payable on such Interest Payment Date will be payable to the person in whose name the Note was initially registered on the original issue date; and provided, further, that interest payable at the maturity or upon redemption, will be payable to the person to whom the principal is payable; the Interest Payment Dates for the Notes shall be determined by the officers of the Company and communicated to the Trustee by Company Order, or determined by the officers of the Company and communicated to the Trustee in accordance with procedures specified in a Company Order, and the Regular Record Dates with respect to such Interest Payment Dates shall be the fifteenth calendar day immediately preceding each of such Interest Payment Dates (whether or not a Business Day);

                         (f) the principal Corporate Trust Office of Citibank, N.A. in the Borough of Manhattan, The City of New York, New York shall be the office or agency of the Company at which the principal of and premium, if any, and interest, if any, on the Notes shall be payable, at which Notes may be surrendered for registration of transfer and exchange and at which notices and demands to or upon the Company in respect of the Notes and the Indenture may be served;

                         (g) the Notes, or any Tranche thereof, shall be redeemable, in whole or in part, at the option of the Company, as and to the extent so determined by the officers of the Company and communicated to the Trustee by Company Order or determined by the officers of the Company and communicated to the Trustee in accordance with procedures specified in a Company Order and specified in a particular Note;

                         (h)  the Notes shall not be redeemable pursuant to
                         Section 407 of the Indenture; the Company shall be obligated to redeem or purchase the Notes, or any Tranche thereof, (i) at the option of the Holders thereof and (ii) pursuant to any sinking fund or analogous provisions, in each case, as and to the extent so determined by the officers of the Company and communicated to the Trustee by Company Order or determined by the officers of the Company and communicated to the Trustee in accordance with procedures specified in a Company Order and specified in a particular Note;

                         (i) the Notes shall be issued in denominations of $1,000 or any integral multiple thereof;

                         (j)  not applicable;

                         (k)  not applicable;

                         (l) additional Events of Default with respect to, and additional covenants of the Company for the benefit of the Holders of, the Notes, or any Tranche thereof, may be determined by the officers of the Company and communicated to the Trustee by Company Order or determined by the officers of the Company and communicated to the Trustee in accordance with procedures specified in a Company Order;

                         (m)  not applicable;

                         (n)  not applicable;

                         (o)  not applicable;

                         (p) the Notes, or any Tranche thereof, may be issued in global form (the "Global Notes") and the depositary for the Global Notes shall be The Depository Trust Company ("DTC"); beneficial interests in Notes issued in global form may not be exchanged for individual certificated Notes, except that (i) if DTC elects to discontinue providing its services as depositary or
                         (ii) the Company elects to discontinue use of the system of book-entry transfers through DTC, and a successor depositary is not appointed, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Notes, will authenticate and deliver, Notes in definitive certificated form in an aggregate principal amount equal to the principal amount of the Global Note representing such Notes in exchange for such Global Note; each Global Note (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the outstanding Notes or Tranche thereof to be represented by such Global Note, (ii) shall be registered in the name of DTC or its nominee, (iii) shall be delivered by the Trustee to DTC or pursuant to DTC's instruction and (iv) shall bear a legend restricting the transfer of such Global Note to any person other than DTC or its nominee; neither the Company, the Trustee nor any Authenticating Agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests;

                         (q) the Notes shall have such further terms not inconsistent with the terms of the Indenture as are set forth in the form of Note attached hereto as Exhibit 1;

               2. Pursuant to Sections 301 and 303 of the Indenture, the maturity dates, original issue dates, interest rates and other terms of the Notes, to the extent not established herein, shall be determined by the officers of the Company and communicated to the Trustee by a Company Order substantially in the form attached hereto as Exhibit 2, or determined by the appropriate officers of the Company and communicated to the Trustee in accordance with procedures specified in a Company Order.

               3. The officers of the Company who are authorized to execute and deliver Company Orders from time to time are listed on the Incumbency Certificate of the Company, dated the date hereof, attached hereto as Exhibit 3.

     IN WITNESS WHEREOF, we have hereunto signed our names this ___ day of December, 1996.


                                   __________________________________
                                   Corporate Secretary



                                   __________________________________
                                   Treasurer

                                                                  Exhibit 1


                                    [Form of Face]

     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE TO BE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]


     Registered No.                                  Registered Principal Amount
                                                     $


                              THE MONTANA POWER COMPANY
                              Medium-Term Note, Series B


     CUSIP:                             Redeemable:  Yes___  No___

     Original Issue Date:               Initial Redemption Date:

     Interest Rate:                     Redemption Limitation Date:

     Stated Maturity Date:              Initial Redemption Price:

     Issue Price:   %                   Reduction Percentage:

     Interest Payment Dates:            Repayable at Option
                                        of Holder: Yes___  No___

     Initial Interest Payment Date:     Repayment Date(s):

                                        Repayment Price(s):

                                        Election Period:  from
                                        _________________________to
                                        _________________________

               THE MONTANA POWER COMPANY, a corporation duly organized and existing under the laws of the State of Montana (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _________________________, or registered assigns, the principal sum of ______________________________ Dollars on the Stated Maturity Date specified above, and to pay interest thereon from the Original Issue Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on the Interest Payment Dates specified above in each year, commencing with the Interest Payment Date next succeeding the Original Issue Date specified above, at the Interest Rate per annum specified above, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th calendar day immediately preceding such Interest Payment Date (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided, however, that, if the Original Issue Date of this Security is after a Regular Record Date and before the corresponding Interest Payment Date, interest payable on such Interest Payment Date shall be paid to the Person in whose name this Security was initially registered on the Original Issue Date; and provided, further, that interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid as provided in said Indenture.

               Payment of the principal of and premium, if any, and interest, if any, on this Security shall be made at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, New York, in such coins or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided further, that payment of principal and premium, if any, and interest, if any, payable on the Stated Maturity Date specified above or upon redemption, at the request of the Holder, will be made at said office or agency in immediately available funds upon presentation of this Security.

               Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal as of the date of authentication set forth below.


                              THE MONTANA POWER COMPANY


                              By________________________________


     [SEAL]


     Attest:


     _________________________


               This is one of the Securities of the Series designated in accordance with, and referred to in, the within-mentioned Indenture.

     Date of Authentication:


                              CITIBANK, N.A.,
                              as Trustee



                              By:  _______________________________
                                          Authorized Signatory

                                  [Form of Reverse]


               This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and issuable in one or more series under an Indenture, dated as of December 1, 1989 (such Indenture, as originally executed and delivered and as thereafter supplemented and amended, together with any constituent instruments establishing the terms of particular Securities, being herein called the "Indenture"), between the Company and Citibank, N.A., trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities have been, and will be, authenticated and delivered.

               If any Interest Payment Date, any Redemption Date or the Stated Maturity shall not be a Business Day, payment of the amounts due on this Security on such date may be made on the next succeeding Business Day; and no interest shall accrue on such amounts for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

               If so specified on the face hereof, this Security is subject to redemption at any time on or after the Initial Redemption Date specified on the face hereof, as a whole or in part, at the election of the Company, at the applicable redemption price (as described below) plus accrued interest to the date fixed for redemption. Such redemption price shall be the Initial Redemption Price specified on the face hereof for the twelve-month period commencing on the Initial Redemption Date and shall decline for the twelve-month period commencing on each anniversary of the Initial Redemption Date by a percentage of principal amount equal to the Reduction Percentage specified on the face hereof until such redemption price is 100% of the principal amount of this Security to be redeemed.

               Notwithstanding the foregoing, the Company may not, prior to the Redemption Limitation Date, if any, specified on the face hereof, redeem any Securities of this series as contemplated above as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an effective interest cost to the Company (calculated in accordance with generally accepted financial practice) less than the effective interest cost to the Company (similarly calculated) of this Security.

               Notice of redemption shall be given by mail to Holders of Securities, not less than 30 days nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. As provided in the Indenture, notice of redemption as aforesaid may state that such redemption shall be conditional upon the receipt by the Trustee of money sufficient to pay the principal of and premium, if any, and interest, if any, on this Security on or prior to the date fixed for such redemption. A notice of redemption so conditioned shall be of no force or effect if such money is not so received; and, in such event, the Company shall not be required to redeem this Security.

               If so specified on the face hereof, this Security is repayable by the Company at the option of the registered owner hereof on the Repayment Date or Dates and at the Repayment Price or Prices specified on the face hereof, plus accrued interest to the date of repayment. The repayment option may be exercised by the registered owner of this Security for less than the entire principal amount of this Security, provided that the principal amount to be repaid is equal to $1,000 or an integral multiple thereof. For this Security to be repaid at the option of the registered owner hereof, the Company must receive this Security at its office or agency in the Borough of Manhattan, The City of New York, within the Election Period specified on the face hereof, together with the form entitled "Option to Elect Repayment" on the reverse of, or otherwise accompanying, this Security, duly completed. Any such election so received by the Company within such Period shall be irrevocable.

               The Company shall not be required to (a) register the transfer of or exchange Securities of this series during a period of 15 days immediately preceding the selection of such Securities to be called for redemption or (b) to issue, to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

               In the event of redemption of this Security in part only, a new Security or Securities of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender of this Security.

               If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

               The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities then Outstanding, on behalf of the holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

               No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest, if any, on this Security at the times, place and rate, in the coin or currency, and in the manner, herein prescribed.

               As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office of the Trustee or such other office or agency as may be designated by the Company for such purpose in the Borough of Manhattan, The City of New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and, thereupon, one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount will be issued to the designated transferee or transferees.

               The Securities of this series are issuable only as Registered Securities, without coupons, in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Security or Securities to be exchanged at the Corporate Trust Office of the Trustee or such other office or agency as may be designated by the Company for such purpose in the Borough of Manhattan, The City of New York, New York.

               No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

               The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

               All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

               As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), because of the indebtedness thereby authorized or under or by reason of any of the obligations, covenants or agreements contained in the Indenture or in any of the Securities or to be implied herefrom or therefrom, and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

                 ---------------------------------------------------

                                    ABBREVIATIONS

               The following abbreviations, when used in this Security, shall be construed as through they were written out in full according to applicable laws or regulations:

     TEN COM - as tenants in common     UNIF GIFT MIN ACT-____ Custodian _____
     TEN ENT - as tenants by the                         (Cust)         (Minor)
               entireties
     JT TEN  - as joint tenants with         under Uniform Gifts to Minors Act
               right of survivorship
               and not as tenants            ___________________________________
               in common                                    (State)

     Additional abbreviations may also be used though not in the above list.

       FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

     PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF TRANSFEREE







                                             ___________________________________
            Name and address of transferee must be printed or typewritten

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------
     the within Security of The Montana Power Company and does hereby irrevocably constitute and appoint

     ---------------------------------------------------------------------------
     Attorney to transfer the said Security on the books of the within-named Company, with full power of substitution in the premises.

     Dated:________________________

                                                  _________________________

                               OPTION TO ELECT PAYMENT

          PLEASE TAKE NOTICE that the registered owner(s) of this Security elect to cause $_______________________,000 in principal amount of this Security to be repaid on __________ (a Repayment Date specified on the face of this Security) at the Repayment Price specified on the face of this Security, plus accrued interest to the Repayment Date.

          If payment by check is desired, give name and mailing address of the registered owner:

     ___________________________________________________________________________

     ___________________________________________________________________________

          If payment by wire transfer is desired, provide the following information:

     ___________________________________________________________________________

     ___________________________________________________________________________
                (name of registered owner, account number, ABA number,
                              name and address of bank)


     Dated:___________________     ___________________________________
                                   Signature of registered owner(s) or
                                   duly authorized agent or attorney

     (If an agent or attorney signs, attach the power of attorney or other proof of appointment or authority. All signatures must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealer, Inc. or a commercial bank or trust company having an office in the United States of America. Addresses and account information must be printed or typewritten.)

                                                                  Exhibit 2

                         Company Order for Authentication of
                             Medium-Term Notes, Series B


                                             December __, 1996




     Citibank, N.A., as Trustee
     120 Wall Street
     13th Floor
     New York, New York  10043

     Attention:  Corporate Agency & Trust

     Gentlemen:

               Pursuant to Section 301 and 303 of the Indenture, dated as of December 1, 1989 ( the "Indenture"), of The Montana Power Company (the "Company") to Citibank, N.A., as trustee (the "Trustee"), you are hereby requested to authenticate from time to time after the date hereof, in the manner provided by the Indenture, such aggregate principal amount of the Company's Medium-Term Notes, Series B (the "Notes") as shall be set forth from time to time in Instructions (the "Instructions") in substantially the form attached hereto as Schedule I; provided, however, that the aggregate principal amount of Notes which you are hereby authorized to authenticate under the Indenture is $150,000,000. Such Notes will contain (i) the terms and conditions set forth in the Officers' Certificate delivered to you on the date hereof, pursuant to Section 301 of the Indenture and (ii) such further terms, including but not limited to the denomination(s), original issue date(s), interest rate(s) and maturity date(s), as are set forth in the Instructions delivered to the Trustee from time to time.

               You are hereby further instructed to deliver the Notes authenticated pursuant to each particular Instruction to the party or parties named in such Instruction in accordance with the Administrative Procedures attached as Annex I to the Distribution Agreement, dated the date hereof, between the Company and each of the Agents named therein.

               Concurrently with this Company Order the following documents are being delivered to you:

               (i)  Officers' Certificate under Section 102 of the Indenture;

               (ii) Opinion of Counsel under Section 102 of the Indenture;

               (3) Certified copy of Resolutions duly adopted by the Company's Board of Directors on October 22, 1996;

               (4)  Officers' Certificate under Section 301 of the Indenture;
                    and

               (5)  Opinion of Counsel under Section 303 of the Indenture.

               Kindly acknowledge receipt of this Company Order, including the documents listed herein and confirm the arrangements outlined herein by signing and returning the copy of this letter attached hereto.


                              Very truly yours,

                              THE MONTANA POWER COMPANY



                              By:  __________________________________
                                   Corporate Secretary



                                   __________________________________
                                   Treasurer


     We hereby acknowledge receipt of
     the foregoing Company Order,
     including the documents listed
     therein and note the instructions
     set forth therein.


     CITIBANK, N.A., as Trustee


     By:  _______________________________


     Date:  ______________________________

                                                                 SCHEDULE I



                              The Montana Power Company
                             Medium-Term Notes, Series B


                                       Form of
                                     Instructions
                                     ------------

     To:  Citibank, N.A., as Trustee

     Pursuant to Company Order dated: December __, 1996

     Agent's Name:

     Exact name, address and taxpayer identification number of registered owner, if other than Cede & Co.:

     Principal amount of each Note:

     Original Issue Date (settlement date for Notes):

     Interest Rate:

     Stated Maturity Date:

     Issue Price:

     Interest Payment Dates:

     Initial Interest Payment Date:

     Redeemable:  Yes ___     No ___

     Initial Redemption Date:

     Redemption Limitation Date:

     Initial Redemption Price:

     Reduction Percentage:

     Repayable at the Option of the Holder:  Yes ___   No___

     Repayment Date(s):

     Repayment Price(s):

     Election Period:

     Agent's commission (discount %):

     Net proceeds to the Company:

     Note Transaction Number:



                              The Montana Power Company

                              By:  _____________________
                                   Authorized Signatory


                                   _____________________
                                   Authorized Signatory

                                                                  Exhibit 3


                               [Incumbency Certificate]